UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2009

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Short Term Incentive Plan

On February 9, 2009, the Board of Directors of the Federal Home Loan Bank of Topeka ("FHLBank") adopted amendments to the FHLBank’s Executive Short Term Incentive Plan (the "Plan"), which provides the FHLBank’s eligible key employees ("Plan Participants") the opportunity to earn short-term incentive compensation awards based on the FHLBank’s achievement of certain financial goals established by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The purpose of the Plan is to motivate the Plan Participants to facilitate the FHLBank’s achievement of short-term performance goals aligned with the mission and business objectives of the FHLBank and to reward the Plan Participants in accordance with the FHLBank’s achievement of such goals.

As adopted, one of the amendments to the Plan removes the Director of Financial Operations and Risk Analysis as an eligible Plan Participant and adds the Director of Member Products as an eligible Plan Participant. Thus, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, and the Director of Member Products (collectively, the "Executive Group") are the eligible key employees under the Plan.

The amendments also revise the "Government Sponsored Enterprises" labor market comparator group that the Compensation Committee previously utilized in analyzing and determining total compensation, including appropriate incentive awards, of certain executive officers to include only the other eleven Federal Home Loan Banks. Award potential under the Plan now considers comparator data from (1) the other eleven Federal Home Loan Banks, and (2) the financial service organizations in the Midwest in accordance with an asset normalization model. The decision to limit the Government Sponsored Enterprises group to the other Federal Home Loan Banks reflects the Compensation Committee’s emphasis on this group as a competitor for executive talent while recognizing that the knowledge and skills necessary to effectively perform executive officers’ duties may be developed as a result of training and experience, not only at the other Federal Home Loan Banks, but also at a variety of other financial service institutions of comparable asset size (upon normalization for other factors).

Finally, the amendments reduce the target award potential under the Plan for the General Counsel from 45% to 35%, as a result of comparator data considered by the Compensation Committee. The following table sets forth the percentage of earned base salary, which may potentially be awarded to each member of the Executive Group based on the attainment of specific performance goals:

Job Title:

Chief Executive Officer
Threshold Award (As % of Annual Base Wages Earned) - 27.5
Target Award (As % of Annual Base Wages Earned) - 55
Optimum Award (As % of Annual Base Wages Earned)- 82.5

Chief Operating Officer
Threshold Award (As % of Annual Base Wages Earned) - 22.5
Target Award (As % of Annual Base Wages Earned) - 45
Optimum Award (As % of Annual Base Wages Earned)- 67.5

Chief Financial Officer
Threshold Award (As % of Annual Base Wages Earned) - 22.5
Target Award (As % of Annual Base Wages Earned) - 45
Optimum Award (As % of Annual Base Wages Earned)- 67.5

General Counsel
Threshold Award (As % of Annual Base Wages Earned) - 17.5
Target Award (As % of Annual Base Wages Earned) - 35
Optimum Award (As % of Annual Base Wages Earned)- 52.5

Director of Member Products
Threshold Award (As % of Annual Base Wages Earned) - 17.5
Target Award (As % of Annual Base Wages Earned) - 35
Optimum Award (As % of Annual Base Wages Earned)- 52.5

The amendments to the Plan became effective on February 9, 2009. Total awards payable under the Plan are not determinable at this time. A copy of the amended Plan is attached as Exhibit 10.1 hereto, and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Federal Home Loan Bank of Topeka Executive Short Term Incentive Plan, as amended on February 9, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

February 10, 2009	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Federal Home Loan Bank of Topeka Executive Short Term Incentive Plan, as amended on February 9, 2009